UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2023

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 200 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

Sesen Bio, Inc.

245 First Street, Suite 1800

Cambridge, MA 02142

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 7, 2023, Carisma Therapeutics Inc. (formerly Sesen Bio, Inc.) (the “Company”) completed its business combination in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of September 20, 2022, as amended by the First Amendment thereto dated as of December 29, 2022 and the Second Amendment thereto dated as of February 13, 2023 (as amended, the “Merger Agreement”), by and among the Company, CTx Operations, Inc. (formerly CARISMA Therapeutics Inc.) (“Carisma”) and Seahawk Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, among other matters, Merger Sub merged with and into Carisma, with Carisma continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). Pursuant to the Merger Agreement, the Company changed its name from “Sesen Bio, Inc.” to “Carisma Therapeutics Inc.” Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by Carisma, which is a biopharmaceutical company dedicated to developing a differentiated and proprietary cell therapy platform focused on engineered macrophages, cells that play a crucial role in both the innate and adaptive immune response.

Item 1.01.	Entry into a Material Definitive Agreement.

Prior Carisma Agreements

As a result of the Merger, the following agreements of Carisma effectively became agreements of the Company.

Moderna Collaboration Agreement

In January 2022, Carisma entered into a Collaboration and License Agreement (the “Moderna Collaboration Agreement”) with ModernaTX, Inc. (“Moderna”) providing for a broad strategic partnership to discover, develop and commercialize in vivo engineered CAR-M therapeutics for up to 12 oncology programs.

In collaboration with Moderna, Carisma has established an approach that uses Moderna’s LNP/mRNA technology, together with Carisma’s CAR-M platform technology, to create novel in vivo oncology medications.

Under the Moderna Collaboration Agreement, the parties initiate research programs during a research term, focused on the discovery and research of products directed to biological targets. Either party may nominate a target for inclusion in a research program, subject to certain exclusions. Targets included in a research program pursuant to designated procedures are referred to as a “research target”. Moderna may replace research targets pursuant to designated procedures. The first four research targets have been nominated and all programs are currently in the discovery phase at Carisma. Moderna funds the cost of Carisma’s activities in accordance with an agreed research budget.

Moderna has the right to designate up to 12 research targets as development targets during a specified development target nomination period upon payment of a development target designation milestone payment. Moderna can replace development targets with research targets during a specified period of time. If Moderna exercises its right to designate a development target, Moderna will have a worldwide, exclusive license under patents and know-how controlled by Carisma to develop and commercialize products directed to the applicable development target, subject to certain diligence obligations.

Commencing a specified time after the effective date of the Moderna Collaboration Agreement, Moderna will have the right to nominate targets relating to diseases outside the field of oncology for inclusion in research programs in specified circumstances. Such right is subject to the same exclusions as Moderna’s right to nominate other targets for inclusion in research programs.

During the term of the Moderna Collaboration Agreement, Carisma and its affiliates are subject to various exclusivity obligations under which Carisma is not permitted to research, develop or commercialize particular products outside of the collaboration, including products for use as in vivo therapies in the field of oncology, products directed to any target included in the collaboration, or products containing a polypeptide provided by Carisma to Moderna in connection with a research program that are directed to any development target.

Under the terms of the Moderna Collaboration Agreement, Carisma received a $45.0 million up-front cash payment. Assuming Moderna develops and commercializes 12 products, each directed to a different development target, Carisma is also eligible to receive up to between $247.0 million and $253.0 million per product in development target designation, development, regulatory and commercial milestone payments. In addition, Carisma is eligible to receive mid to high single digit tiered royalties on net sales of any products that are commercialized under the agreement, which may be subject to reductions. Moderna has also agreed to cover the cost of certain milestone payments and royalties Carisma owes to a licensor under one of its intellectual property in-license agreements that Carisma is sublicensing to Moderna under the Moderna Collaboration Agreement, which royalties Moderna may deduct in part from any royalties owed to Carisma.

Unless earlier terminated, the Moderna Collaboration Agreement will expire upon the expiration of all royalty obligations thereunder. The royalty period for each product developed under the Moderna Collaboration Agreement will expire on a country-by-country basis upon the later of (1) the expiration of the last-to-expire valid patent claim of specified patents, (2) the expiration of regulatory-based exclusivity for such product in such country or (3) ten years after the first commercial sale with respect to such product in such country. Moderna has the right to terminate the Moderna Collaboration Agreement for convenience in its entirety or with respect to a specific product or target on ninety days’ prior notice. Either Carisma or Moderna may terminate the Moderna Collaboration Agreement in its entirety if the other party is in material breach and such breach is not cured within the specified cure period, except in the case of Moderna’s breach of its diligence obligations, termination by Carisma is limited to the applicable target and product. In addition, either Carisma or Moderna may terminate the Moderna Collaboration Agreement in the event of specified insolvency events involving the other party. As an alternative to termination in the event of Carisma’s uncured material breach of certain sections of the agreement, Moderna has the option to continue the collaboration under the agreement with reduced payment obligations.

The foregoing description of the Moderna Collaboration Agreement does not purport to be complete and is qualified in its entirety by the full text of the Moderna Collaboration Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

University of Pennsylvania License Agreement

In November 2017, Carisma entered into a license agreement (as amended, the “Penn License Agreement”) with the Trustees of the University of Pennsylvania (“Penn”), which was amended in February 2018, January 2019, March 2020 and June 2021. Pursuant to the Penn License Agreement, Penn granted Carisma (1) an exclusive, worldwide license, with specified rights to sublicense, under Penn’s interest in specified patents related to CAR-M, (2) an exclusive, worldwide license, with specified rights to sublicense, under Penn’s interest in specified patents related to CAR-M directed to mesothelin, and (3) a nonexclusive, worldwide license under Penn’s interest in specified know-how related to CAR-M, with limited rights to sublicense only in combination with specified products or patents. These licensed patents and know-how arose primarily from research conducted by Dr. Saar Gill and Dr. Michael Klichinsky at the University of Pennsylvania, co-founders of Carisma. The foregoing licenses are subject to rights retained by Penn for specified non-commercial uses and rights retained by the United States government. Under the Penn License Agreement, Carisma is obligated to use commercially reasonable efforts to pursue development and commercialization of at least one CAR-M product in oncology and non-oncology fields.

Carisma is responsible for paying Penn an annual license maintenance fee in the low tens of thousands of dollars, payable until Carisma’s first payment of a royalty. Carisma is required to pay Penn up to $10.9 million per product in development and regulatory milestone payments, up to $30.0 million per product in commercial milestone payments, and up to an additional $1.7 million in development and regulatory milestone payments for the first CAR-M product directed to mesothelin. While the agreement remains in effect, Carisma is required to pay Penn low to mid-single digit percentage tiered royalties on annual net sales of licensed products, which may be subject to reductions. Penn is guaranteed a minimum royalty payment amount in the low hundreds of thousands of dollars for each year after the first commercial sale of a licensed product. Carisma must also pay Penn a percentage in the mid-single digits to low double digits of certain types of income Carisma receives from sublicensees. In addition, Carisma is required to pay Penn an annual alliance management fee in the low tens of thousands of dollars, ending after several years, unless Carisma provides funding to Penn for research and development activities that extend beyond a specified date, in which case Carisma will continue to owe the alliance management fee for each year in which Carisma continues to fund such activities. Carisma also paid Penn an upfront fee in the low hundreds of thousands of dollars for the license to the patents related to the mesothelin binder that is incorporated into the CAR design for Carisma’s mesothelin product candidate. Carisma is responsible for a pro rata share of costs relating to the prosecution and maintenance of the licensed patents.

The royalty period for each licensed product will expire on a product-by-product basis upon the later of (1) the expiration of the last-to-expire valid patent claim of the licensed patents covering such product in the country of sale or in the country of manufacture, or (2) the expiration of regulatory-based exclusivity for such product in the country of sale. The license agreement remains in effect until the later of (1) expiration or abandonment of the last licensed patent or (2) loss of regulatory exclusivity. Carisma may terminate the agreement for convenience upon thirty days’ prior notice. Penn may terminate the agreement for Carisma’s material breach, subject to a specified cure period, except for certain breaches for which Penn may terminate immediately. Penn may also terminate if Carisma becomes the subject of a specified insolvency event.

The foregoing description of the Penn License Agreement does not purport to be complete and is qualified in its entirety by the full text of the Penn License Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

New York University License Agreement

In July 2020, Carisma entered into a license agreement (the “NYU License Agreement”) with New York University (“NYU”). NYU granted Carisma (1) an exclusive, worldwide license, with specified rights to sublicense, under NYU’s interest in specified patents related to the Vpx-LV and (2) a nonexclusive, worldwide license, with specified rights to sublicense, under NYU’s interest in specified know-how related to the Vpx-LV, in each case to develop, manufacture, use and sell products developed using the Vpx-LV (together, the “NYU Licensed Products”). The foregoing licenses are subject to rights retained by NYU to use, and to permit other non-commercial entities to use, the licensed patents and licensed know-how for educational and research purposes, as well as rights retained by the United States government. Under the NYU License Agreement, Carisma is obligated to use reasonable diligence to carry out a specified development plan and to obtain regulatory approval for NYU Licensed Products in the U.S. and each of the other countries in which Carisma or its sublicensees intend to produce, use, and/or sell NYU Licensed Products, as well as to begin the regular commercial production, use, and sale of the NYU Licensed Products in good faith in accordance with the development plan and to continue diligently thereafter to commercialize the NYU Licensed Products.

Carisma is required to pay NYU an annual license maintenance fee in the mid tens of thousands of dollars; up to $1,685,000 per NYU Licensed Product in development and regulatory milestone payments; and low single digit percentage tiered royalties on annual net sales of NYU Licensed Products on a country-by-country basis until the later of (1) 12 years after first commercial sale of an NYU Licensed Product in such country or (2) expiration of the last to expire licensed patent. Carisma must also pay NYU a percentage in the low single digits to low double digits of certain types of income Carisma receives from sublicensees or assignees of the agreement. Carisma is also responsible for all costs relating to the prosecution, maintenance, and defense of the licensed patents.

The NYU License Agreement remains in effect until the expiration of all royalty terms in all countries. Either party may terminate the NYU License Agreement for the other party’s uncured material breach or insolvency or bankruptcy.

The foregoing description of the NYU License Agreement does not purport to be complete and is qualified in its entirety by the full text of the NYU License Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Registration Rights Agreement

On March 7, 2023, immediately prior to the effective time of the Merger and in connection with the consummation of the pre-closing financing pursuant to which certain former stockholders of Carisma (the “Carisma Investors”) purchased 1,964,101 shares of Carisma common stock at an aggregate purchase price of approximately $30.6 million, Carisma and the Carisma Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which Carisma (i) agreed to register for resale the shares purchased by the Carisma Investors in the pre-closing financing (the “Registrable Subscription Securities”), and (ii) provided the Carisma Investors (A) the right to require the Company to register additional shares held by such Carisma Investors (the “Registrable Existing Securities”) under specified circumstances and (B) the right to participate in future registrations of securities by the Company under specified circumstances. All of the shares of Carisma common stock held by the Carisma Investors immediately prior to the effective time of the Merger, including shares of Carisma common stock issued in connection with the pre-closing financing, were exchanged into shares of the Company’s common stock at the effective time of the Merger.

Mandatory Registration Rights. As promptly as reasonably practicable and in any event within 60 days after the date of the Registration Rights Agreement, the Company is required to file a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) to register all of the Registration Subscription Securities under the Securities Act of 1933, as amended (the “Securities Act”), subject to certain limitations. Following such filing, the Company will use its reasonable best efforts to have the Registration Statement on Form S-3 declared effective by the SEC and maintain such effectiveness continuously for a period up to the earlier of (i) three years from the date of the Registration Rights Agreement and (ii) the date that all Registrable Subscription Securities covered by such Registration Statement on Form S-3 have been sold or can be sold without restriction pursuant to Rule 144 promulgated by the SEC under the Securities Act (“SEC Rule 144”) or another similar exemption under the Securities Act and without the requirement to be in compliance with subsection (c)(1) of SEC Rule 144 (or any successor thereto).

Demand Registration Rights. Under the Registration Rights Agreement, and subject to specified limitations set forth therein, the Carisma Investors have rights to certain customary demand and piggyback registration rights with respect to the Registrable Existing Securities. Such registration rights will terminate upon the earliest to occur of (i) such time as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Carisma Investor’s Registrable Existing Securities and without the requirement to be in compliance with subsection (c)(1) of SEC Rule 144 (or any successor thereto) and (ii) the third anniversary of the date of the Registration Rights Agreement.

Expenses and Indemnification. Pursuant to the Registration Rights Agreement, the Company is required to pay all registration expenses (excluding underwriting discounts, selling commissions and stock transfer taxes). The Registration Rights Agreement contains customary cross-indemnification provisions, pursuant to which the Company is obligated to indemnify the Carisma Investors in the event of material misstatements or omissions attributable to the Company or certain violation or alleged violation by the Company under applicable securities laws, and the Company is not obligated to indemnify the Carisma Investors for material misstatements or omissions attributable to the Carisma Investors or violations or alleged violations by the Carisma Investors under applicable securities laws.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Contingent Value Rights Agreement

On March 7, 2023, the Company entered into a Contingent Value Rights Agreement (the “CVR Agreement”) with a rights agent (“Rights Agent”) pursuant to which the Company’s pre-Merger stockholders of record as of March 7, 2023 received one contingent value right in the form of a dividend (each, a “CVR”) for each outstanding share of Company common stock held by such stockholders on such date. Each CVR represents the contractual right to receive contingent cash payments upon the receipt by the Company of (i) certain proceeds payable by Roche (as defined below), if any, pursuant to the Asset Purchase Agreement by and among the Company and F. Hoffmann-La Roche Ltd and Hoffman-La Roche Inc. (collectively “Roche”), dated July 15, 2022 (the “Asset Purchase Agreement”), upon the achievement by Roche of a specified milestone set forth in the Asset Purchase Agreement, and (ii) the proceeds from any sale of the Company’s pre-Merger non-cash assets, including Vicineum, in each case subject to certain customary deductions, including for expenses and taxes.

The contingent payments under the CVR Agreement, if they become due, will be payable to the Rights Agent for subsequent distribution to the holders of the CVRs. In the event that no such proceeds are received, holders of the CVRs will not receive any payment pursuant to the CVR Agreement. There can be no assurance that any cash payment will be made or that any holders of CVRs will receive any amounts with respect thereto.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in the Company or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Indemnification Agreements

In connection with the Merger, on March 7, 2023, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from each individual’s service to the Company as an officer or director, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, which is filed herewith as Exhibit 10.6 and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 7, 2023, the Company completed its business combination with Carisma in accordance with the terms of the Merger Agreement. Effective at 5:01 p.m. Eastern Time on March 7, 2023, the Company effected a 1-for-20 reverse stock split of its common stock (the “Reverse Stock Split”) and implemented a reduction in the number of authorized shares of common stock to 100,000,000 (the “Common Stock Reduction”), effective at 5:02 p.m. Eastern Time, the Company completed the Merger, and effective at 5:03 p.m. Eastern Time, the Company amended and restated the Company’s Restated Certificate of Incorporation to change the Company’s name to “Carisma Therapeutics Inc.” and to restate and integrate all prior amendments (the “Restated Certificate of Incorporation”). Unless noted otherwise, all references to share and per share amounts in this Current Report on Form 8-K reflect the Reverse Stock Split.

At the closing of the Merger, after taking into account shares of Carisma common stock purchased in connection with the pre-closing financing and the conversion of Carisma’s $35.0 million outstanding convertible note, the Company issued an aggregate of approximately 29,880,400 shares of its common stock to Carisma stockholders (including 5,059,338 shares issued to the holder of the convertible note in accordance with the Convertible Note Conversion Agreement, dated as of September 20, 2022), based on an exchange ratio set forth in the Merger Agreement, resulting in approximately 40,254,672 shares of the Company’s common stock being issued and outstanding immediately following the effective time of the Merger. The exchange ratio was determined in accordance with the Merger Agreement and was calculated using a formula intended to allocate the Company’s pre-Merger stockholders and Carisma stockholders a percentage of the combined company. The Company also assumed all of the outstanding and unexercised stock options to purchase shares of Carisma common stock. The assumed options continue to be governed by the terms of the CARISMA Therapeutics Inc. 2017 Stock Incentive Plan, as amended (the “Carisma 2017 Plan”). Upon the closing of the Merger, the Company also assumed the Carisma 2017 Plan.

The issuance of shares of the Company’s common stock to former stockholders of Carisma (other than shares of the Company’s common stock issued in exchange for shares of Carisma common stock sold in the pre-closing financing) and upon conversion of Carisma’s $35.0 million convertible note, was registered with the SEC on the Company’s Registration Statement on Form S-4, as amended (File No. 333-267891) (the “Registration Statement”). The shares of the Company’s common stock issued in exchange for shares of Carisma common stock sold in the pre-closing financing were issued in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and the rules promulgated thereunder.

The shares of the Company’s common stock listed on The Nasdaq Stock Market, previously trading on The Nasdaq Capital Market through the close of business on Tuesday, March 7, 2023 under the ticker symbol “SESN,” will commence trading on The Nasdaq Global Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol “CARM,” on March 8, 2023. The Company’s common stock is represented by a new CUSIP number: 14216R 101.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which was filed as Exhibit 2.1 on the Current Report on Form 8-K filed with the SEC on September 21, 2022 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K regarding the issuance of shares with respect to the shares of the Company’s common stock issued in exchange for shares of Carisma common stock sold in the pre-closing financing is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2023 (the “Reverse Stock Split Form 8-K”), effective at 5:01 p.m. Eastern Time on March 7, 2023, the Company effected the Reverse Stock Split and implemented the Common Stock Reduction. The disclosure set forth in the Reverse Stock Split Form 8-K under “Item 3.03. Material Modification to Rights of Security Holders,” including Exhibit 3.1 incorporated by reference therein, is incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Prior to the completion of the Merger, Ernst & Young LLP served as the independent registered public accounting firm of Sesen Bio, Inc. On March 6, 2023, the Audit Committee (the “Audit Committee”) of the Board of Directors of Sesen Bio, Inc. dismissed Ernst & Young LLP as its independent registered public accounting firm, effective as of the effective time of the Merger.

The reports of Ernst & Young LLP on Sesen Bio, Inc.'s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of Sesen Bio, Inc.’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, and in the subsequent interim period through March 7, 2023, there were no: (1) disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in its report.

The Company delivered a copy of this Current Report on Form 8-K to Ernst & Young LLP and requested a letter addressed to the SEC stating whether it agrees with the above statements. A copy of that letter, dated March 7, 2023 is filed as Exhibit 16.1 to this Form 8-K.

(b) On March 7, 2023, the Audit Committee approved the engagement of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2023.

During the years ended December 31, 2022 and 2021, neither the Company, Carisma, nor anyone on their behalf, consulted with KPMG LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on Carisma’s financial statements, and neither a written report nor oral advice was provided to Carisma that KPMG LLP concluded was an important factor considered by Carisma in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K regarding the Merger and the information set forth in Item 5.02 of this Current Report on Form 8-K regarding the Board of Directors (the “Board”) and executive officers following the Merger are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

In accordance with the Merger Agreement, effective as of the closing of the Merger, Thomas R. Cannell, Jay S. Duker, M.D., Peter K Honig, M.D., Michael A.S. Jewett, M.D., Jason A. Keyes and Carrie L. Bourdow resigned from the Board and committees of the Board on which they respectively served, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

In accordance with the Merger Agreement, effective as of the effective time of the Merger, the size of the Board was increased to seven members and the Board and its committees were reconstituted, consisting of six directors designated by Carisma, who are Steven Kelly, Regina Hodits, Ph.D., Briggs Morrison, M.D., Björn Odlander, M.D., Ph.D., Chidozie Ugwumba and Sanford Zweifach, and one director designated by the Company, who is Michael Torok.

Regina Hodits, Ph.D. and Björn Odlander, M.D., Ph.D. were appointed as Class III directors, whose terms expire at the Company’s 2023 annual meeting, Michael Torok and Chidozie Ugwumba were appointed as Class I directors, whose terms expire at the Company’s 2024 annual meeting, and Steven Kelly, Briggs Morrison, M.D. and Sanford Zweifach were appointed as Class II directors, whose terms expire at the Company’s 2025 annual meeting. Sanford Zweifach was appointed as the Chair of the Board.

In addition, Chidozie Ugwumba, Regina Hodits, Ph.D., and Sanford Zweifach were appointed to the Audit Committee, and Chidozie Ugwumba was appointed the Chair of the Audit Committee. Briggs Morrison, M.D., and Sanford Zweifach were appointed to the Compensation Committee of the Board (the “Compensation Committee”), and Briggs Morrison was appointed the Chair of the Compensation Committee. Björn Odlander, M.D., Ph.D. and Sanford Zweifach were appointed to the Nominating and Corporate Governance Committee of the Board (the “NCG Committee”), and Björn Odlander, M.D., Ph.D. was appointed the Chair of the NCG Committee. Regina Hodits, Ph.D. and Briggs Morrison, M.D. were appointed to the Science Committee of the Board (the “Science Committee”), and Regina Hodits, Ph.D. was appointed the Chair of the Science Committee.

In connection with the execution of the Second Amendment to the Merger Agreement, which amendment included Michael Torok as the Company’s designee to the Board in place of Dr. Thomas R. Cannell, D.V.M., on February 13, 2023, the Company and Carisma entered into a voting and support agreement (the “Voting and Support Agreement”) with Bradley L. Radoff and Michael Torok (together with their affiliates, the “Investor Group”), pursuant to which the Investor Group agreed to vote their shares of Company common stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby and all related proposals.

Other than pursuant to the Merger Agreement and the Voting and Support Agreement, there were no arrangements or understandings between the Company’s newly appointed directors and any person pursuant to which they were elected. None of the Company’s newly appointed directors has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Biographical information for each of the above named directors is set forth below.

Steven Kelly, age 57, served as Carisma’s President and Chief Executive Officer and as a member of the Carisma board of directors since February 2018. Prior to joining Carisma, Mr. Kelly served as Chief Executive Officer of Pinteon Therapeutics, a biotechnology company, from April 2014 to July 2015 and as the Chief Executive Officer of Theracrine, Inc., a biopharmaceutical company, from June 2011 to August 2012. Mr. Kelly currently serves on the board of directors of Artelo Biosciences, Inc. (Nasdaq: ARTL). Mr. Kelly received a B.S. from the University of Oregon and an M.B.A. from Cornell University. The Company believes Mr. Kelly is qualified to serve as a member of the Board because of his extensive knowledge of the Company based on his current role as its President and Chief Executive Officer, as well as his significant biopharmaceutical industry and management experience.

Regina Hodits, Ph.D. served as a member of the Carisma board of directors since June 2018. Dr. Hodits has served as a Managing Partner at Wellington Partners, a venture capital firm investing in companies mainly in areas of technology, life sciences and digital media, since 2010. Prior to that, Dr. Hodits served as Partner of Atlas Ventures from 2004 to 2010. She currently serves on the board of directors of Onward Medical. Dr. Hodits received a Master’s degree in Chemical Engineering and a Ph.D. in biochemistry from Technical University of Vienna, Austria. The Company believes Dr. Hodits is qualified to serve as a member of the Board because of her scientific background and training in biochemistry, extensive experience with biopharmaceutical companies and service on the boards of other biopharmaceutical companies.

Briggs Morrison, M.D. served as a member of the Carisma board of directors since July 2020. Dr. Morrison has served as President, Head of Research and Development of Syndax Pharmaceuticals Inc., a biopharmaceutical company, since February 2022; he was previously Chief Executive Officer of Syndax Pharmaceuticals Inc. from June 2015. Dr. Morrison currently serves on the boards of directors of Repare Therapeutics Inc. (Nasdaq: RPTX), Werewolf Therapeutics Inc. (Nasdaq: HOWL), Arvinas, Inc. (Nasdaq: ARVN) and Syndax Pharmaceuticals Inc. (Nasdaq: SNDX). Dr. Morrison received an M.D. from the University of Connecticut and a B.S. in Biology from Georgetown University. The Company believes Dr. Morrison is qualified to serve as a member of the Board due to his extensive executive leadership experience, medical background and training, and extensive service on the boards of other public and private biopharmaceutical companies.

Björn Odlander, M.D., Ph.D. served as a member of the Carisma board of directors since February 2022. Dr. Odlander is a co-founder of HealthCap, a family of venture capital funds investing globally in life sciences, where he has been a Managing Partner since 1996. Dr. Odlander received a M.D. and Ph.D. from Karolinska Institute. The Company believes Dr. Odlander is qualified to serve as a member of the Board with his medical background and training, industry background and extensive experience of investments in the life-science sector.

Michael Torok currently serves as the co-founder and managing director of JEC Capital Partners, LLC, an investment company with offices in the United States and Germany, since 2008, and Manager of JEC II Associates, LLC, an investment company, since 2008. Prior to that, he served as Chief Financial Officer for Integrated Dynamics Engineering Inc, a semiconductor equipment technology company that was acquired by Aalberts Industries (AMS: AALB). Earlier in his career, Mr. Torok served in various positions for PricewaterhouseCoopers LLP, a multinational professional services network of firms. Mr. Torok currently serves on the board of directors of Liberated Syndication, Inc. (formerly NASDAQ: LSYN), a podcasting platform for creators and advertisers, since December 2022. He previously served on the board of directors of Photon Control Inc. (formerly TSX: PHO), which designs, manufactures and distributes a wide range of optical sensors and systems to measure temperature and position, from 2016 to May 2018, and Symbility Solutions Inc., a software company focused on the insurance industry, from 2015 to January 2018. Mr. Torok received a B.S. in Finance and a Master in Finance from Boston College. The Company believes that Mr. Torok is qualified to serve as a member of the Board due to his executive leadership experience and extensive service on the boards of other public and private companies.

Chidozie Ugwumba served as a member of the Carisma board of directors since December 2020. Mr. Ugwumba has served as Managing Partner of SymBiosis, a venture capital firm focused on investments in biotherapeutics, since August 2021. Prior to SymBiosis, Mr. Ugwumba served as a Managing Director and the Co-Head of the Direct and Impact Investment Group of WIT, LLC, an investment management entity affiliated with Walton Enterprises, from 2018 to 2021 and on the Private Credit and Infrastructure teams at Partners Group, a global private investment manager, from 2015 to 2018. Mr. Ugwumba currently serves on the board of directors of Clene, Inc. (Nasdaq: CLNN). Mr. Ugwumba received an M.B.A. from Cornell University and a B.A. in Political Science from Amherst College. The Company believes Mr. Ugwumba is qualified to serve as a member of the Board because of his significant experience and expertise in biopharmaceutical investments and his overall industry knowledge.

Sanford Zweifach served as a member and Chair of the Carisma board of directors since November 2021. Mr. Zweifach has served as the Founder and President of Pelican Consulting Group, a biotechnology consulting firm, since December 2019. Mr. Zweifach founded and served as Chief Executive Officer of Nuvelution Pharma, Inc., a pharmaceutical company, from June 2015 to November 2019. Mr. Zweifach currently serves on the boards of directors of Essa Pharma Inc. (Nasdaq: EPIX) and Compugen Ltd. (Nasdaq: CGEN). Mr. Zweifach received a B.A. in Biology from University of California San Diego and a M.S. in Human Physiology from University of California Davis. The Company believes Mr. Zweifach is qualified to serve as Chair of the Board because of his extensive experience in the biopharmaceutical industry and service on the boards of other public and private biopharmaceutical companies.

Executive Officers

Effective as of the effective time of the Merger, the Board appointed Steven Kelly as the Company’s President and Chief Executive Officer and principal executive officer, Richard Morris as the Company’s Chief Financial Officer, Chief Compliance Officer and Treasurer, principal financial officer and principal accounting officer and Michael Klichinsky, Pharm.D., Ph.D. as Chief Scientific Officer, each to serve at the discretion of the Board.

There are no family relationships among any of the Company’s newly appointed principal officers. None of the Company’s newly appointed principal officers has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Biographical information for each of the above-named officers is set forth below.

Steven Kelly’s biographical information is disclosed in the section above under the heading “Directors.”

The Company has entered into an employment agreement with Mr. Kelly (the “Kelly Employment Agreement”), effective as of March 7, 2023, pursuant to which Mr. Kelly will serve as the Company’s President and Chief Executive Officer. The employment agreement provides for Mr. Kelly’s at-will employment and an annual base salary of $560,000, an annual bonus with a target amount equal to 55% of his base salary, as well as his ability to participate in the Company’s employee benefit plans generally on the same basis as other similarly-situated employees. The Kelly Employment Agreement also provides that if his employment is terminated either (i) by the Company without Cause or (ii) by him with Good Reason (each as defined in the Kelly Employment Agreement), in either case within the period beginning three months before and ending twelve months after a Change in Control (as defined in the Kelly Employment Agreement) (the “Change in Control Period”), then Mr. Kelly will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Company, (a) a lump sum payment of (x) eighteen months of base salary and (y) an amount equal to 150% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to eighteen months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Kelly Employment Agreement also provides that if his employment is terminated either (i) by the Company without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Kelly will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Company, (a) twelve months of base salary payable over a period of twelve months following such termination, (b) a lump sum payment equal to 100% of his target bonus for the year of termination, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to twelve months. The Kelly Employment Agreement contains a Section 280G limited cutback, in which Mr. Kelly is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Kelly becomes subject to excise tax imposed by Section 4999 of the Code.

Richard Morris, age 49, served as Carisma’s Chief Financial Officer since June 2021. Prior to joining Carisma, Mr. Morris served as Chief Financial Officer of Passage Bio, Inc., a genetic medicines company, from October 2019 to May 2021 and as Executive Vice President and Chief Financial Officer of Context Therapeutics, LLC, a biopharmaceutical company, or Context, from November 2017 to July 2019. Prior to Context, Mr. Morris served as Chief Financial Officer of Vitae Pharmaceuticals Incorporated, a biopharmaceutical company, from 2014 to October 2016, and held several senior financial roles over 12 years at ViroPharma Incorporated, a biopharmaceutical company, including Chief Accounting Officer and Vice President, Financial and Strategic Planning. Mr. Morris received a B.S. in Accounting from Saint Joseph’s University and has been a CPA since 1999.

The Company entered into an employment agreement with Mr. Morris (the “Morris Employment Agreement”), effective as of March 7, 2023, pursuant to which Mr. Morris will serve as the Company’s Chief Financial Officer. The employment agreement provides for Mr. Morris’ at-will employment and an annual base salary of $467,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in the Company’s employee benefit plans generally on the same basis as other similarly-situated employees. The Morris Employment Agreement also provides that if his employment is terminated either (i) by the Company without Cause or (ii) by him with Good Reason (each as defined in the Morris Employment Agreement), in either case within Change in Control Period, then Mr. Morris will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Company, (a) a lump sum payment of (x) twelve months of base salary and (y) an amount equal to 100% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to twelve months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Morris Employment Agreement also provides that if his employment is terminated either (i) by the Company without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Morris will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Company, (a) twelve months of base salary payable over a period of twelve months following such termination, (b) a lump sum payment equal to 100% of his target bonus for the year of termination, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to twelve months. The Morris Employment Agreement contains a Section 280G limited cutback, in which Mr. Morris is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Morris becomes subject to excise tax imposed by Section 4999 of the Code.

Michael Klichinsky, Pharm.D., Ph.D., age 33, served as Carisma’s Chief Scientific Officer since April 2022. He co-founded Carisma in 2016 and served as Vice President of Discovery of Carisma from October 2018 to April 2021 and as Senior Vice President of Research of Carisma from April 2021 to April 2022. Dr. Klichinsky received a Doctor of Pharmacy from the University of Sciences in Philadelphia and a Ph.D. in Pharmacology from the University of Pennsylvania.

The Company entered into an employment agreement with Mr. Klichinsky (the “Klichinsky Employment Agreement”), effective as of March 7, 2023, pursuant to which Mr. Klichinsky will serve as the Company’s Chief Scientific Officer. The employment agreement provides for Mr. Klichinsky’s at-will employment and an annual base salary of $420,000, an annual bonus with a target amount equal to 40% of his base salary, as well as his ability to participate in the Company’s employee benefit plans generally on the same basis as other similarly-situated employees. The Klichinsky Employment Agreement also provides that if his employment is terminated either (i) by the Company without Cause or (ii) by him with Good Reason (each as defined in the Klichinsky Employment Agreement), in either case within the Change in Control Period, then Mr. Klichinsky will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Company, (a) a lump sum payment of (x) twelve months of base salary and (y) an amount equal to 100% of his target bonus for the year of termination (or, if higher, his target bonus immediately prior to the Change in Control), (b) a lump sum payment equal to 100% of his target bonus for the year of termination (or, if higher, based on the target bonus immediately prior to the Change in Control) pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, (c) COBRA health continuation for up to twelve months and (d) 100% acceleration of all outstanding and unvested stock-based awards subject to time-based vesting. The Klichinsky Employment Agreement also provides that if his employment is terminated either (i) by the Company without Cause or (ii) by him with Good Reason, in either case outside the Change in Control Period, then Mr. Klichinsky will be entitled to receive, subject to his execution and nonrevocation of a release of claims in favor of the Company and compliance with all post-employment obligations under law or any restrictive covenant agreement with the Company, (a) twelve months of base salary payable over a period of twelve months following such termination, (b) a lump sum payment equal to 100% of his target bonus for the year of termination, pro-rated based on the number of days he was employed during the calendar year in which his termination occurs, and (c) COBRA health continuation for up to twelve months. The Klichinsky Employment Agreement contains a Section 280G limited cutback, in which Mr. Klichinsky is entitled to receive the greater of (a) the best net after-tax amount of any payments that are subject to the excise tax imposed by Section 4999 of the Code, calculated in a manner consistent with Section 280G of the Code, and (b) the amount of parachute payments he would be entitled to receive if they were reduced to an amount equal to one dollar less than the amount at which Mr. Klichinsky becomes subject to excise tax imposed by Section 4999 of the Code.

The foregoing descriptions of the Kelly Employment Agreement, Morris Employment Agreement and Klichinsky Employment Agreement do not purport to be complete and are qualified in their entirety by the full text of the Kelly Employment Agreement, Morris Employment Agreement and Klichinsky Employment Agreement, which are filed herewith as Exhibits 10.7, 10.8 and 10.9, respectively, and incorporated herein by reference.

Compensatory Plans

At the effective time of the Merger and in accordance with the Merger Agreement, the Company assumed the Carisma 2017 Plan and each Carisma option outstanding thereunder in accordance with the terms of the Carisma 2017 Plan and the terms of the nonstatutory stock option agreement or incentive stock option agreement by which such Carisma option is evidenced (the “2017 Plan Award Agreements”).

Effective immediately after the effective time of the Merger, the Company (i) amended and restated the Sesen Bio, Inc. Amended and Restated 2014 Stock Incentive Plan to change the name of the plan to the “Carisma Therapeutics Inc. 2014 Amended and Restated Stock Incentive Plan” and to reflect the effect of the Reverse Stock Split (the “A&R 2014 Plan”), (ii) adopted a new form of Stock Option Agreement and a new form of Restricted Stock Unit Agreement for the grant of options and restricted stock units under the A&R 2014 Plan from and after the effective time of the Merger (together, the “2014 Plan Award Agreements”), and (iii) amended and restated the Sesen Bio, Inc. 2014 Employee Stock Purchase Plan, as amended, to change the name of the plan to the “Carisma Therapeutics Inc. 2014 Employee Stock Purchase Plan” and to restate and integrate all prior amendments thereto (as amended, the “ESPP”).

The foregoing descriptions of the Carisma 2017 Plan, the forms of 2017 Plan Award Agreements, the A&R 2014 Plan, the forms of 2014 Plan Award Agreements and the ESPP do not purport to be complete and are qualified in their entirety by the full text of the Carisma 2017 Plan, the forms of 2017 Plan Award Agreements, the A&R 2014 Plan, the forms of 2014 Plan Award Agreements and the ESPP, which are filed herewith as Exhibits 10.10, 10.11, 10.12, 10.13, 10.14, 10.15 and 10.16, respectively, and incorporated herein by reference.

Departure of Officers

On March 7, 2023, effective as of the effective time of the Merger, Thomas R. Cannell, D.V.M., the Company’s President and Chief Executive Officer Monica Forbes, the Company’s Chief Financial Officer and Treasurer, and Mark Sullivan, the Company’s General Counsel, Chief Compliance Officer and Corporate Secretary, resigned as officers of the Company.

In connection with their termination of employment, Dr. Cannell, Ms. Forbes and Mr. Sullivan are entitled to certain severance payments and benefits, in each case, as described in their respective employment agreements. For additional information regarding these payments and benefits, please refer to the Company’s proxy statement/prospectus dated January 19, 2023, as supplemented on February 16, 2023, which is incorporated by reference in all respects.

In accordance with the Merger Agreement, prior to the effective time of the Merger, the Board adopted appropriate resolutions and took all other actions necessary and appropriate to (i) provide that each outstanding restricted stock unit and option, to the extent unvested, was accelerated in full and (ii) provide that the outstanding non-qualified stock options (the “NQSOs”) held by the directors and officers, including Dr. Cannell, Ms. Forbes and Mr. Sullivan, were amended to extend the post-termination exercise period of each such NQSO to up to 210 days following such individual’s termination of employment or other service relationship with the Company.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Restated Certificate of Incorporation

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 2.01 and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

By-Laws

Effective as of immediately after the effective time of the Merger, the Company amended and restated its Amended and Restated By-Laws (the “Amended and Restated By-Laws”). The Amended and Restated By-Laws, among other things, (i) amend references to the Company’s name, (ii) reflect certain updates to the Delaware General Corporation Law, (iii) clarify and enhance the procedural mechanics and disclosure requirements of the Company’s advance notice procedures for stockholder-requested special meetings, stockholder proposals and stockholder-nominated director candidates, and (iv) make conforming changes and other clarifying updates.

The foregoing descriptions of the Restated Certificate of Incorporation and the Amended and Restated By-Laws do not purport to be complete and are qualified in their entirety by reference to the full text of the Restated Certificate of Incorporation and the Amended and Restated By-Laws, copies of which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Merger, the Board adopted a new code of business conduct and ethics (the “Code of Conduct”) effective as of the effective time of the Merger. The Code of Conduct superseded the Company’s existing code of business conduct and ethics previously adopted by the Board. The Code of Conduct applies to all directors, officers and employees of the Company.

The existing code was refreshed and updated in connection with the Merger to conform the Code of Conduct to reflect current best practices and enhance the Company personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities, and improve its clarity as to how to address ethical issues that may arise.

The newly adopted Code of Conduct did not result in any explicit or implicit waiver of any provision of the Company’s code of business conduct and ethics in effect prior to the adoption of the Code of Conduct. The foregoing description of the Code of Conduct does not purport to be complete and is qualified in its entirety by reference to the full text of the Code of Conduct, a copy of which is filed herewith as Exhibit 14.1 and incorporated herein by reference.

The Code of Conduct will also be posted on the Company’s website at www.carismatx.com. The Company also anticipates filing any future amendment or waiver of the Code of Conduct on the Company’s website within four business days of the date thereof. The contents of the Company’s website are not incorporated by reference in this Current Report on Form 8-K or made a part hereof for any purpose.

Item 7.01.	Regulation FD Disclosure.

On March 7, 2023, the Company issued a press release announcing the closing of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of this information hereby shall not be deemed an admission as to the materiality of any such information.

Item 8.01.	Other Events.

The Company’s Business Section and the Company’s Risk Factors Section are filed herewith as Exhibits 99.2 and 99.3, respectively, and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits attached hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this Current Report on Form 8-K and the exhibits attached hereto, including statements regarding the Company’s strategy, future operations, future financial position, future revenues, projected costs, prospectus, plans, objectives of management and expected market growth, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goals,” “intend,” “may,” “might,” “outlook,” “plan,” “project,” “potential,” “predict,” “target,” “possible,” “will,” “would,” “could,” “should,” and the negative version of these words and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. For example, statements concerning the Company’s business, strategy, future operations, cash runway, the advancement of the Company’s product candidates and product pipeline, and the clinical development of the Company’s product candidates, including expectations regarding timing of initiation and results of clinical trials are forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, without limitation: (i) risks associated with the possible failure to realize certain anticipated benefits of the Merger, including with respect to future financial and operating results; (ii) the effect of the completion of the Merger on the Company’s business relationships, operating results and business generally; (iii) the outcome of any litigation related to the Merger Agreement or the transactions contemplated thereby; (iv) competitive responses to the Merger and changes in expected or existing competition; (v) the ability of the Company to obtain, maintain and protect its intellectual property rights related to its product candidates; (vi) the Company’s ability to advance the development of its product candidates under the timelines it anticipates in planned and future clinical trials; (vii) the Company’s ability to replicate in later clinical trials positive results found in preclinical studies and early-stage clinical trials of its product candidates; (viii) the Company’s ability to realize the anticipated benefits of its research and development programs, strategic partnerships, research and licensing programs and academic and other collaborations; (ix) regulatory requirements or developments and the Company’s ability to obtain and maintain necessary approvals from the U.S. Food and Drug Administration and other regulatory authorities; (x) changes to clinical trial designs and regulatory pathways; (xi) risks associated with the Company’s ability to manage expenses; (xii) changes in capital resource requirements; (xiii) risks related to the inability of the Company to obtain sufficient additional capital to continue to advance its product candidates and its preclinical programs; and (xiv) legislative, regulatory, political and economic developments.

The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. The Company has included important factors in the cautionary statements included in the Risk Factors Section filed as Exhibit 99.3 to this Current Report on Form 8-K, that the Company believes could cause actual results or events to differ materially from the forward-looking statements that made in this Current Report on Form 8-K and the exhibits attached hereto. Such forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments the Company may make or enter into. You should read this Current Report on Form 8-K and the documents filed as exhibits hereto completely and with the understanding that the Company’s actual future results may be materially different from what the Company expects. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date of this report, and the Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Unaudited historical financial information for Carisma as of and for the nine months ended September 30, 2022 and September 30, 2021, and audited historical information for Carisma as of and for the twelve months ended December 31, 2021 and December 31, 2020 are included in the Registration Statement, which was declared effective by the SEC on January 19, 2023.

The Company intends to file the financial statements of Carisma required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of Carisma Therapeutics Inc., dated March 7, 2023.
3.2	Amended and Restated By-Laws of Carisma Therapeutics Inc., dated March 7, 2023.
10.1*	Collaboration and License Agreement, dated January 7, 2022, by and between Carisma and ModernaTX, Inc. (incorporated by reference to Exhibit 10.32 to the Registrant’s Registration Statement on Form S-4/A (File No. 333-267891), filed on January 18, 2023).
10.2*	License Agreement, dated as of November 10, 2017, by and between Carisma and the Trustees of the University of Pennsylvania, as amended (incorporated by reference to Exhibit 10.33 to the Registrant’s Registration Statement on Form S-4 (File No. 333-267891), filed on October 14, 2022).
10.3*	License Agreement, dated as of July 24, 2020, by and between Carisma and New York University (incorporated by reference to Exhibit 10.34 to the Registrant’s Registration Statement on Form S-4 (File No. 333-267891), filed on October 14, 2022).
10.4	Registration Rights Agreement, dated March 7, 2023.
10.5	Contingent Value Rights Agreement, dated March 7, 2023.
10.6	Form of Indemnification Agreement for Directors and Officers of Carisma Therapeutics Inc.
10.7	Employment Agreement, dated March 7, 2023, by and between Carisma Therapeutics Inc. and Steven Kelly.
10.8	Employment Agreement, dated March 7, 2023, by and between Carisma Therapeutics Inc. and Richard Morris.
10.9	Employment Agreement, dated March 7, 2023, by and between Carisma Therapeutics Inc. and Michael Klichinsky.
10.10	CARISMA Therapeutics Inc. 2017 Stock Incentive Plan.
10.11	Form of Nonstatutory Stock Option Agreement under the CARISMA Therapeutics Inc. 2017 Stock Incentive Plan.
10.12	Form of Incentive Stock Option Agreement under the CARISMA Therapeutics Inc. 2017 Stock Incentive Plan.
10.13	Carisma Therapeutics Inc. Amended and Restated 2014 Stock Incentive Plan.
10.14	Form of Stock Option Agreement under the Carisma Therapeutics Inc. 2014 Amended and Restated Stock Incentive Plan.
10.15	Form of Restricted Stock Unit Agreement under the Carisma Therapeutics Inc. 2014 Amended and Restated Stock Incentive Plan.
10.16	Carisma Therapeutics Inc. 2014 Employee Stock Purchase Plan.
14.1	Code of Business Conduct and Ethics of Carisma Therapeutics Inc.
16.1	Letter from Ernst & Young LLP, dated March 7, 2023.
99.1	Press Release issued on March 7, 2023.
99.2	Business Section of Carisma Therapeutics Inc.
99.3	Risk Factors of Carisma Therapeutics Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

  * Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

	By	/s/ Steven Kelly
Date: March 7, 2023		Steven Kelly
President and Chief Executive Officer